Exhibit 99.1 Press Release of the Company dated June 24, 2005

NEWS
FOR IMMEDIATE RELEASE

CONTACT:
Raymond Yu
President and CEO
Aura Systems, Inc.
(310) 643-5300, x215
E-mail: ryu@aurasystems.com
Website: http://www.aurasystems.com

Aura Systems, Inc. Files for Bankruptcy Protection

EL SEGUNDO, Calif., June 24, 2005 - Aura Systems, Inc. (OTCBB: AURA) today filed a voluntary petition under chapter 11 of the bankruptcy code. The company decided that a lack of adequate funding and an excess of debt necessitated the bankruptcy filing. The company expects to continue its day-to-day business operations as a "debtor-in-possession" without interruption, while the company explores the appropriate methods of raising additional or replacement funding and emerging from chapter 11. The company filed its chapter 11 bankruptcy petition with the United States Bankruptcy Court for the Central District of California (Los Angeles Division), Case Number LA 05-24550 SB. The company is represented by Levene, Neale, Bender, Rankin & Brill L.L.P., Los Angeles, CA.

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